UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	November 1, 2007

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

In a Purchase and Release Agreement, dated as of November 1, 2007, Proxim Wireless Corporation agreed to repurchase an aggregate of 1,780,300 shares of its common stock at a price of $1.70 per share from SRB Greenway Capital (Q.P.), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P. (collectively the “Greenway Entities”).  As part of this transaction, the Greenway Entities also agreed to surrender to Proxim for cancellation warrants to purchase an aggregate of 925,000 shares of common stock of Proxim.

In a Purchase and Release Agreement, dated as of November 2, 2007, Proxim agreed to repurchase an aggregate of 555,000 shares of its common stock at a price of $1.70 per share from Clarion Capital Corporation, Clarion World Offshore Fund, Ltd., The Amended & Restated Declaration of Trust of Morton A. Cohen, Dated May 9, 2005, and Shaker Investments Tower, L.P. (collectively the “Clarion Entities”).  As part of this transaction, the Clarion Entities also agreed to surrender to Proxim for cancellation warrants to purchase an aggregate of 300,000 shares of common stock of Proxim.

The Greenway Entities and the Clarion Entities had purchased the common stock now being repurchased and acquired the warrants now being surrendered in a private placement pursuant to a Purchase Agreement, dated as of July 19, 2007 (the “Original Purchase Agreement”), as described in more detail in the Form 8-K filed with the Securities and Exchange Commission on July 24, 2007.  In connection with the Original Purchase Agreement, Proxim and the Greenway Entities and the Clarion Entities had also entered into a Registration Rights Agreement, dated as of July 23, 2007 (the “Registration Rights Agreement”), pursuant to which Proxim agreed to register with the Securities and Exchange Commission for public resale the common stock purchased and the common stock purchasable pursuant to the warrants.  Proxim did register that stock pursuant to a registration statement on Form S-3, Registration No. 333-145533 (the “Registration Statement”), and the prospectus contained therein (the “Prospectus”).

In the November 2007 purchase and release agreements, the Greenway Entities and the Clarion Entities agreed to deliver to Proxim, on or before November 16, 2007, the original stock certificates for the stock being repurchased, together with associated stock powers, and the original warrant certificates for the warrants being surrendered.  Proxim agreed to pay the purchase price within three business days of receipt of the specified materials.  Each of the Greenway Entities and the Clarion Entities agreed that, if it failed to deliver the specified materials, Proxim could direct its transfer agent to cancel the repurchased stock at which time Proxim would pay the purchase price and the warrants would be cancelled.

In the purchase and release agreements, the Greenway Entities and the Clarion Entities made representations and warranties to Proxim and agreed to indemnify Proxim against breaches of their representations, warranties, and covenants.  They also released any claims they might have against Proxim and its affiliates in connection with the stock being repurchased, the warrants being surrendered, the Original Purchase Agreement, the Registration Rights Agreement, and related matters.  All of the rights of the Greenway Entities and the Clarion Entities under the Original Purchase Agreement and the Registration Rights Agreement have been terminated.

Also in the purchase and release agreements, the Greenway Entities and the Clarion Entities, and certain individual affiliates thereof, agreed not to take a variety of actions relating to Proxim for a period of five years, including not acquiring any ownership of or rights to vote any shares of Proxim common stock, not seeking to call any special stockholders meeting of Proxim or submitting any stockholder proposals in connection with any stockholders meeting of Proxim, not making any proposal for any extraordinary transaction involving Proxim, not instituting any claim, suit, or proceeding of any kind against Proxim or any of its representatives, and not engaging in a variety of short sale and hedging transactions with respect to Proxim’s common stock.

The Clarion Entities, however, are not restricted from voting, by themselves and not as part of a group and without publicity, the 117,550 shares of Proxim common stock they own in the aggregate that were acquired other than pursuant to the Original Purchase Agreement in any manner they deem appropriate or from selling those 117,550 shares, in each case subject to any applicable securities and other laws.

The foregoing description of the purchase and release agreements with the Greenway Entities and the Clarion Entities does not purport to be complete and is qualified in its entirety by the terms and conditions of those purchase and release agreements, a copy of each of which is filed as Exhibit 10.1 and 10.2, respectively, to this Form 8-K and is incorporated by reference.

Upon completion of the transactions contemplated by the two purchase and release agreements, neither the Greenway Entities nor the Clarion Entities will own any of the shares of Proxim common stock registered for resale by them pursuant to the Registration Statement.  Accordingly, after completion of those transactions, the Prospectus may no longer be used by any of the Greenway Entities or the Clarion Entities (or any other person) in connection with any sale or other disposition of any of such shares of Proxim common stock.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, the board of directors of Proxim Wireless Corporation elected J. Michael Gullard to fill a vacancy in the board of directors.  Mr. Gullard was appointed on the recommendation of Lloyd I. Miller, III, one of our significant stockholders.  Mr. Gullard has not yet been named to any committees of the board of directors, and it is not currently known which, if any, committees to which Mr. Gullard may be named.  As a member of our board of directors, Mr. Gullard will receive benefits in accordance with our standard director compensation policy, which was adopted by our board of directors on February 9, 2005 and reported in a current report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2005.

In accordance with this policy, it is expected that Mr. Gullard will soon be granted a non-qualified stock option to purchase 50,000 shares of our common stock that vests in three equal annual installments beginning on the date of grant.  The exercise price of Mr. Gullard’s stock options will be the fair market value of our common stock on the date of grant.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: November 6, 2007	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

10.1
Purchase and Release Agreement dated as of November 1, 2007 among Proxim Wireless Corporation and SRB Greenway Capital (Q.P.), L.P., SRB Greenway Capital, L.P., and SRB Greenway Offshore Operating Fund, L.P. and Steven R. Becker.

10.2
Purchase and Release Agreement dated as of November 2, 2007 among Proxim Wireless Corporation and Clarion Capital Corporation, Clarion World Offshore Fund, Ltd., The Amended & Restated Declaration of Trust of Morton A. Cohen, Dated May 9, 2005, and Shaker Investments Tower, L.P. and Morton A. Cohen and Edward Hemmelgarn.

4